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                        G.T. INVESTMENT PORTFOLIOS, INC.

                  EXHIBIT 4:  INSTRUMENTS DEFINING THE RIGHTS
                                 OF SHAREHOLDERS


Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 2.10 of the
Registrant's By-Laws provide as follows:

     Section 2.01. ANNUAL MEETINGS: To the extent the Corporation is required to hold annual meetings of its stockholders, the annual meeting of stockholders shall be held in the month of May each year at a time to be established by the Board of Directors of the Corporation, at which meeting the stockholders shall elect a board of Directors and may transact such other business within the powers of the Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by the statute to be stated in the office. So long as the Corporation is registered as an investment company under the 1940 Act, the corporation shall not be required to hold an annual meting of the holders of shares of any class or series in any year in which none of the following is required to be acted on by the holders of shares of such class or series under the 1940 Act; (a) election of directors, (b) approval of the Corporation's investment advisory agreement with respect to such class or series, (c) ratification of the selection of independent public accountants, and (d) approval of the corporation's distribution agreement with respect to such class or series. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.
[MGCL, Section 2-501]

     Section 2.02. SPECIAL MEETINGS: Special Meetings of the stockholders may be called at any time by the Chairman of the Board, the President or by any Vice President, or by the Board of Directors. Special meetings of the stockholders shall be called by the Secretary upon the written request of stockholders cast at such meeting, PROVIDED that (a) such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months. [MGCL, Section 2-502]

     Section 2.03. PLACE OF MEETINGS: All stockholders' meetings shall be held at such place within the United States as may be fixed from time to time by the Board of Directors. [MGCL, Section 2-503]

     Section 2.04. NOTICE OF MEETINGS: Not less than 10 days nor more than 90 days before the date of every stockholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each stockholder entitled to vote at the meeting and each other



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stockholder entitled to notice of the meeting written or printed notice stating
(1) the time and place of the meeting and, (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by law to be given. Such notice shall be personally delivered to the stockholder, or left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. No notice of a stockholders' meeting need be given to any stockholder who shall sign a written waiver of such notice whether before or after the holding of such meeting, which shall be filed with the records of stockholders' meetings, or to any stockholder who shall attend such meeting in person or by proxy. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. [MGCL, Sections 2-504, 2-511(d)]

     Section 2.05. VOTING - IN GENERAL: At every stockholders' meeting each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. Fractional shares shall be entitled to fractional votes. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the United States Investment Company Act, as amended from time to time, all matters shall be decided by a vote of the majority of the votes cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, Sections 2-506(a)(2), 2-507(a), 2-509(b)]

     Section 2.06. STOCKHOLDERS ENTITLED TO VOTE: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote in person or by proxy, each share or fraction of a share of stock standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. [MCGL, Sections 2-207, 2-511]

     Section 2.07. VOTING - PROXIES: The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be valid after eleven months from its date unless it provides for a longer period. [MCGL, Section 2-507]

     Section 2.08. QUORUM: The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting


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shall be necessary and sufficient to constitute a quorum for the transaction of business.  [MGCL, Section 2-506]

     Section 2.09. ABSENCE OF QUORUM: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting SINE DIE or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. [MGCL, Section 2-511(d)]

     Section 2.10. STOCK LEDGER AND LIST OF STOCKHOLDERS: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent, containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, who together are and for at least six months have been stockholders of record of at least 5% of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar. [MGCL,
Section 2-209, 2-513]


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